SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ____)

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[ ]	Definitive Proxy Statement
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BANCORP RHODE ISLAND, INC.
(Name of Registrant as Specified in its Charter)

Financial Edge Fund, L.P.
PL Capital, LLC
Goodbody/PL Capital, LLC
Financial Edge-Strategic Fund, L.P.
PL Capital/Focused Fund, L.P.
PL Capital Offshore, Ltd.
Goodbody/PL Capital, L.P.
PL Capital Advisors, LLC
Richard J. Lashley
                                                       John W. Palmer
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Filed by PL Capital Group

        On January 24, 2007, PL Capital Group issued a press release announcing its intent to nominate Richard J. Lashley and John W. Palmer to serve as directors of Bancorp Rhode Island, Inc. A copy of the press release follows as part of this filing under Rule 14a-12 of the Securities Exchange Act of 1934, as amended.

PL CAPITAL ANNOUNCES INTENT TO NOMINATE TWO OUTSIDE DIRECTORS TO BANCORP RHODE ISLAND, INC. BOARD

Naperville, IL January 24, 2007 PR Newswire/ — On January 24, 2007, PL Capital Group principal Richard Lashley filed a notice of intent to nominate himself and fellow PL Capital Group principal John W. Palmer to serve as directors of Bancorp Rhode Island, Inc. (NASDAQ: BARI), at Bancorp Rhode Island’s 2007 Annual Meeting of Shareholders. The PL Capital Group beneficially owns 382,220 shares of Bancorp Rhode Island (8.0% of the outstanding shares).

PL Capital Group principal John Palmer noted, “There is an accepted axiom in banking that a bank has to “earn the right” to remain independent. In our view, Bancorp Rhode Island has not performed anywhere near well enough to justify remaining independent, a situation that appears unlikely to change anytime soon.”

Mr. Lashley added, “Despite underperforming, Bancorp Rhode Island has an attractive branch network and market share. Their franchise value will likely cause an acquirer of Bancorp Rhode Island to pay more for Bancorp Rhode Island than the company can create by remaining independent. We also believe there are many potential acquirers of Bancorp Rhode Island, all of whom are fully capable of serving the needs of local businesses and customers in Rhode Island. We look forward to becoming members of the Board of Directors so that we can advocate for a realistic examination of the Bancorp Rhode Island’s prospects and strategic alternatives.”

This press release does not constitute a solicitation of proxies for any meeting of Bancorp Rhode Island’s stockholders. Stockholders are urged to read PL Capital Group’s definitive proxy statement when it becomes available because it will contain important information about the solicitation. Shareholders may obtain a free copy of the definitive proxy statement (when available), and any other relevant documents filed by PL Capital Group, from (1) the SEC’s web site at www.sec.gov or (2) PL Capital Group. PL Capital Group consists of the following persons who will be participants in the solicitation: PL Capital, LLC; Goodbody/PL Capital, LLC; Financial Edge Fund, L.P.; Financial Edge-Strategic Fund, L.P.; PL Capital/Focused Fund, L.P.; PL Capital Offshore, Ltd.; Goodbody/PL Capital, L.P.; PL Capital Advisors, LLC; Richard J. Lashley; and John W. Palmer. Information regarding the participants and their direct or indirect interests in the solicitation will be contained in the definitive proxy statement to be filed by PL Capital Group with the SEC.

Contact:	John W. Palmer 630-848-1340 palmersail@aol.com